CUMMINS ENGINE COMPANY, INC., AND SUBSIDIARIES
                                EXHIBIT 11
              SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
       FOR THE FIRST QUARTER ENDED APRIL 2, 1995 and APRIL 3, 1994
                   (Millions, Except per Share Amounts)
       ___________________________________________________________



                                       Weighted
                                       Average      Net       Calculated
                                        Shares    Earnings    Per Share
                                       ________   ________    __________

1995
____

Net earnings                             41.2       $67         $1.63
Options                                    .1         -
                                         ____       ___
Primary and fully diluted earnings
 per common share                        41.3       $67         $1.63
                                         ____       ___         _____
                                         ____       ___         _____


1994
____

Net earnings                             40.1       $55         $1.36
Options                                    .2         -
                                         ____       ___
Primary and fully diluted earnings
 per common share                        40.3       $55         $1.35
                                         ____       ___         _____
                                         ____       ___         _____